Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended June 30, 2022 (the “Form N-CSR”) of X-Square Balanced Fund, LLC (the “Company”).

I, Ignacio Canto, the President of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 6, 2022

By:	/s/ Ignacio Canto
Ignacio Canto
Principal Executive Officer/President

7

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended June 30, 2022 (the “Form N-CSR”) of X-Square Balanced Fund, LLC (the “Company”).

I, Cristina Perez, the Chief Financial Officer/Treasurer of the Company, certify that:

(i)	the Registrant’s periodic report on Form N-CSR for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	September 6, 2022

By:	/s/ Cristina Perez
Cristina Perez
Principal Financial Officer/Treasurer

8